As filed with the Securities and Exchange Commission on April 11, 2023

Registration No. 333-270901

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLADSTONE LAND CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	54-1892552
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(703) 287-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Gladstone

Chairman, Chief Executive Officer and President

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

(703) 287-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael B. LiCalsi, Esq. Erich Hellmold, Esq. Gladstone Administration, LLC 1521 Westbranch Drive, Suite 100 McLean, Virginia 22102 Telephone: (703) 287-5800 Facsimile: (703) 287-5899	Sehrish Siddiqui, Esq. Taylor K. Wirth, Esq. Bass, Berry & Sims PLC 100 Peabody Place, Suite 1300 Memphis, Tennessee 38103 Telephone: (901) 543-5900 Facsimile: (615) 742-6293

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Gladstone Land Corporation (the “Company”) is filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-270901), initially filed on March 28, 2023 (the “Registration Statement”), solely for the purpose of (i) modifying the amount of remaining unsold securities to be included on the Registration Statement pursuant to Rule 415(a)(6) that were registered on a previously filed registration statement, as indicated in Exhibit 107 to this Pre-Effective Amendment No. 1 and (ii) filing an updated consent of PricewaterhouseCoopers LLP, the registrant’s independent registered public accounting firm. Accordingly, this Pre-Effective Amendment No. 1 consists solely of this explanatory note, Part II of the Registration Statement, the signatures and the exhibit index and is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the registration of the securities being registered hereby, all of which will be borne by Gladstone Land Corporation. All of the amounts shown are estimated except the SEC registration fee:

SEC Registration Fee	$117,104.83
Printing and Engraving Expenses*	10,000
Legal Fees and Expenses*	50,000
Accounting Fees and Expenses*	30,000
Miscellaneous Expenses**

Total	$207,104.83

*	Does not include expenses of preparing prospectus supplements, listing fees and other expenses relating to offerings of particular securities.
**	Not determinable at time of filing.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by the MGCL.

The MGCL requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter authorizes us to obligate our company, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities. The charter also permits us to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

In addition, we maintain insurance under which coverage is provided to our directors and officers against certain losses arising from claims of breach of duty.

The partnership agreement of our Operating Partnership provides that we, as general partner of our Operating Partnership, and our directors and officers are indemnified to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.	EXHIBITS.

Exhibit Number	Exhibit Description

1.1†	Form of Underwriting Agreement.

1.2	Equity Distribution Agreement, dated May 12, 2020, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership, and Ladenburg Thalmann & Co., Inc., incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K (File No. 001-35795), filed on May 12, 2020.

1.3	Amendment No.1 to Equity Distribution Agreement, dated May 18, 2021, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership, and Ladenburg Thalmann & Co. Inc., incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K (File No. 001-35795), filed on May 18, 2021.

1.4	Equity Distribution Agreement, dated May 12, 2020, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership, and Virtu Americas, LLC, incorporated by reference to Exhibit 1.2 to the Current Report on Form 8-K (File No. 001-35795), filed on May 12, 2020.

1.5	Amendment No.1 to Equity Distribution Agreement, dated May 18, 2021, by and among Gladstone Land Corporation, Gladstone Land Limited Partnership, and Virtu Americas LLC, incorporated by reference to Exhibit 1.2 to the Current Report on Form 8-K (File No. 001-35795), filed on May 18, 2021.

1.6	Dealer Manager Agreement, dated as of November 9, 2022, by and between Gladstone Land Corporation and Gladstone Securities, LLC, incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K (File No. 001-35795), filed on November 9, 2022.

3.1	Articles of Incorporation, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (File No. 333-183965), filed on November 2, 2012.

3.2	Articles of Amendment, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795), filed on July 12, 2017.

3.3	Articles Supplementary 6.00% Series B Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795), filed on May 31, 2018.

3.4	Articles Supplementary for 6.00% Series C Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795), filed on February 20, 2020.

3.5	Articles Supplementary for 5.00% Series D Cumulative Term Preferred Stock, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795), filed on January 14, 2021.

3.6	Articles Supplementary, incorporated by reference to Exhibit 3.7 to the Quarterly Report on Form 10-Q (File No. 001-35795), filed on May 12, 2021.

3.7	Articles Supplementary, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35795), filed on November 9, 2022.

3.8	Articles Supplementary for 5.00% Series E Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-35795), filed on November 9, 2022.

3.9	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 the Registration Statement on Form S-11 (File No. 333-183965), filed on November 15, 2012.

3.10†	Form of Articles Supplementary establishing the terms of a series of preferred stock.

4.1	Form of Common Stock Certificate of the Registrant, incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 (File No. 333-183965), filed December 27, 2012.

4.2	Form of Certificate for 6.00% Series B Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35795), filed on May 31, 2018.

4.3	Form of Certificate for 6.00% Series C Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35795), filed on February 20, 2020.

4.4	Form of Certificate for 5.00% Series D Cumulative Term Preferred Stock, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35795), filed on January 14, 2021.

4.5	Form of Certificate for 5.00% Series E Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35795), filed on November 9, 2022.

4.6	First Amended and Restated Agreement of Limited Partnership of Gladstone Land Limited Partnership, dated October 7, 2014, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-35795), filed on October 14, 2014.

4.7	Third Amendment to First Amended and Restated Agreement of Limited Partnership of Gladstone Land Limited Partnership, including Exhibit SB-2 thereto, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-35795), filed on May 31, 2018.

4.8	Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership of Gladstone Land Limited Partnership, including Exhibit SC thereto, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-35795), filed on February 20, 2020.

4.9	Fifth Amendment to the First Amended and Restated Agreement of Limited Partnership of Gladstone Land Limited Partnership, including Exhibit SD thereto, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-35795), filed on January 14, 2021.

4.10	Sixth Amendment to the First Amended and Restated Agreement of Limited Partnership of Gladstone Land Limited Partnership, including Exhibit SE thereto, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-35795), filed on November 9, 2022.

4.11	Form of Indenture, incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 (File No. 333-270901), filed on March 28, 2023.

4.12†	Form of Preferred Stock Certificate.

4.13†	Form of Warrant Agreement.

4.14†	Form of Warrant Certificate.

4.15†	Form of Debt Security.

4.16†	Form of Guarantee of Debt Security.

4.17†	Form of Deposit Agreement, including form of depositary receipt.

4.18†	Form of Subscription Right.

4.19†	Form of Unit Agreement, including form of Unit.

5.1	Opinion of Venable LLP as to the legality of the securities being registered, incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-270901), filed on March 28, 2023.

5.2	Opinion of Bass, Berry & Sims PLC as to the legality of the securities being registered, incorporated by reference to Exhibit 5.2 to the Registration Statement on Form S-3 (File No. 333-270901), filed on March 28, 2023.

8.1	Opinion of Bass, Berry & Sims PLC as to certain tax matters, incorporated by reference to Exhibit 8.1 to the Registration Statement on Form S-3 (File No. 333-270901), filed on March 28, 2023.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.2 hereto).

23.4	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1 hereto).

24.1	Power of Attorney, incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-3 (File No. 333-270901), filed on March 28, 2023.

25.1††	Statement of Eligibility of Trustee under the Trustee Indenture Act of 1939 on Form T-1 with respect to the Indenture.

107*	Filing Fee Table.

*	Filed herewith.
†

To be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K in reference to the specific offering of securities, if any, to which it relates, and incorporated herein by reference.

††	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, under electronic form type 305B2.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on April 11, 2023.

GLADSTONE LAND CORPORATION

By:	/S/ DAVID GLADSTONE
David Gladstone
Chairman of the Board of Directors,
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ DAVID GLADSTONE
David Gladstone	Chairman of the Board of Directors, Chief Executive Officer and President (principal executive officer)	April 11, 2023
*
Lewis Parrish	Chief Financial Officer (principal financial and accounting officer)	April 11, 2023
*
Terry Lee Brubaker	Vice Chairman, Chief Operating Officer and Director	April 11, 2023
*
Paul W. Adelgren	Director	April 11, 2023
*
Michela A. English	Director	April 11, 2023
*
Paula Novara	Director	April 11, 2023
*
John H. Outland	Director	April 11, 2023
*
Anthony W. Parker	Director	April 11, 2023
*
Walter H. Wilkinson, Jr.	Director	April 11, 2023

* BY:	/S/ DAVID GLADSTONE
David Gladstone as Attorney-in-Fact